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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    The reincorporation in Delaware and three for two stock split as described in Note 12 to the financial statements has not been consummated at September 5, 2000. When it has been consummated, we will be in a position to furnish the following consent:

    "We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 28, 2000, except as
to Note 12 which is as of           , 2000, relating to the financial statements
of International Microcircuits, Inc., which appears in such Prospectus. We also consent to us under the heading "Experts" in such Prospectus."

PricewaterhouseCoopers LLP

San Jose, California
September   , 2000"